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                                                                    EXHIBIT 10.3

                              FFP PARTNERS, L.P.

                         NONQUALIFIED UNIT OPTION PLAN


                      Adopted by the Board of Directors of
                     FFP PARTNERS MANAGEMENT COMPANY, INC.
                                General Partner
                                 March 24, 1987
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                              FFP PARTNERS, L.P.
                         NONQUALIFIED UNIT OPTION PLAN

                                   Article I

                                  Definitions

     For the purpose of this Plan, the following terms shall have the meanings set forth in this Article I.

     1.01. Affiliate. An Affiliate of any person or entity shall mean any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with the person or entity in question.

     1.02. Board. The term Board shall mean the Board of Directors of the General Partner.

     1.03. Committee. The term Committee means a committee of not less than three Disinterested Persons appointed by the Board pursuant to Section 3.04 to administer the Plan.

     1.04. Disinterested Person. The term Disinterested Person shall mean any person who is not eligible at the time the person's discretion as a member of the Committee is exercised, and has not at any time within one year prior thereto been eligible, for selection as a person to whom Units may be allocated or to whom Options may be granted pursuant to this Plan or any other Plan of the Partnership or any of its Affiliates entitling the participants thereto to acquire equity interests or options to acquire equity interests of the Partnership or any of its Affiliates.

     1.05. Eligible Persons. The term Eligible Persons shall mean any employee, director, consultant, or independent contractor of any Participating Company.

     1.06. Fair Market Value. The term Fair Market Value when used with respect to the determination of option price shall mean the closing sales price of Units on the American Stock Exchange (or such other national securities exchange on which Units are then principally traded or on a composite index of such exchanges or in a national market system for securities) on the date of the grant of the Option. In the event that an Option is granted on a date on which there are no sales of Units on any such exchange or market, the fair market value of Units on the date of the grant shall be deemed to be the closing sales price on the next preceding day on which Units were sold on any such exchange or market.

     1.07. General Partner. The term General Partner shall mean FFP Partners Management Company, Inc., a Delaware corporation, or any successor thereof.

     1.08. Option. The term Option shall mean an option to acquire Units granted under this Plan.

     1.09. Optionee. The term Optionee shall mean an Eligible Person who has been granted Options.

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     1.10. Participating Companies.  The term Participating Companies shall mean the General Partner, the Partnership, and any Affiliate of either of them.

     1.11. Partnership. The term Partnership means FFP Partners, L.P., a Delaware limited partnership, or any successor thereof.

     1.12. Permanent and Total Disability. The term Permanent and Total Disability shall have the meaning set forth in Section 105(d)(4) of the Internal Revenue Code of 1954, as amended.

     1.13. Plan.  The term Plan shall mean this Nonqualified Unit Option Plan.

     1.14. Units. The term Units shall mean Units Representing Class A Limited Partnership Interests in the Partnership.

                                   Article II

                                Purpose of Plan

     The purpose of this Plan is to promote the growth and profitability of the Partnership by providing, through the ownership of Units, incentives to attract and retain highly talented persons to provide managerial and administrative services to the Partnership and to motivate such persons to use their best efforts on behalf of the Partnership.

                                  Article III

                             Administrator of Plan

     3.01. Administration by Board. The Plan shall be administered by the Board. The Board shall have full and absolute power and authority in its sole discretion to (i) determine which Eligible Persons shall receive Options, (ii) determine the time when Options shall be granted, (iii) determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Option granted hereunder, (iv) determine the number of Units which may be issued upon exercise of the Options, and (v) interpret the provisions of this Plan and of any Option granted under this Plan.

     3.02. Rules and Regulations. The Board may adopt such rules and regulations as the Board may deem necessary or appropriate to carry out the purposes of the Plan and shall have authority to do everything necessary or appropriate to administer the Plan.

     3.03. Binding Authority. All decisions, determinations, interpretations, or other actions by the Board shall be final, conclusive, and binding on all Eligible Persons, Optionees, and Participating Companies.

     3.04. Administration by Committee. The Board in its sole discretion may from time to time appoint a Committee to administer the Plan and exercise all of the powers, authority, and discretion of the Board granted to the Board under this Plan. The Board may from time to time remove members from, or add members to, the Committee, and vacancies on the Committee shall be filled by the Board, provided that any additional

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or replacement members shall be Disinterested Persons. The Board may abolish the
Committee at any time and revest in the Board the administration of the Plan.
The Committee shall report to the Board the name of Eligible Persons granted Options, the number of Units covered by each Option, and the terms and conditions of each such Option.

                                   Article IV

                      Number of Units Available for Grant

     The maximum aggregate number of Units which may be optioned and sold under this Plan is 450,000. In the event that Options granted under the Plan shall for any reason terminate, lapse, be forfeited, or expire without being exercised, the Units subject to such unexercised Options shall again be available for granting under this Plan.

                                   Article V

                                  Term of Plan

     The Plan shall be effective as of the date this Plan is adopted by the Board (as set forth on the last page of this Plan), and shall terminate on the tenth anniversary of such date, unless terminated earlier by the Board. No Option may be granted hereunder after this Plan has terminated.

                                   Article VI

                                  Option Terms

     6.01. Form of Option Agreement. Any Option granted under this Plan shall be evidenced by an agreement ("Option Agreement") in such form as the Board, in its discretion, may from time to time approve. Any such agreement shall contain such terms and conditions as the Board may deem necessary or appropriate and which are not inconsistent with the provisions of this Plan.

     6.02. Option Exercise Price. The Option exercise price for Units to be issued under this Plan shall be determined by the Board in its sole discretion, but in no event shall the option exercise price be less than the Fair Market Value of the Units on the date on which the Option covering such Units is granted.

     6.03. Vesting and Exercisability of Option. Subject to the limitations set forth and/or in any applicable Option Agreement entered into hereunder, Options granted under the Plan shall vest and be exercisable in accordance with the rules set forth in this Section 6.03:

     (a) General. Subject to the other provisions of this Section 6.03, Options shall vest and become exercisable at such times and in such installments as the Board shall provide in each individual Option Agreement. Notwithstanding the foregoing, the Board may in its sole discretion accelerate the time at which an Option or installment thereof may be exercised. For purposes of this Plan, any vested

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installment of an Option granted hereunder shall be referred to as an "Accrued
Installment." Accrued Installments may be exercised only as of the last day of a quarter of the Partnership.

     (b) Termination of Options. All installments of an Option shall expire and terminate on such date as the Board shall determine ("Option Termination Date"), which in no event shall be later than ten (10) years from the date such Option was granted. Unless otherwise provided in this Section 6.03 or in the Option Agreement pursuant to which an Option is granted, an Option may be exercised when Accrued Installments accrue as provided in such Option Agreement and at any time thereafter until, and including, the day before the Option Termination Date; provided, however, that exercises may be made only as of the last day of a quarter of the Partnership.

     (c) Termination of Employment Other Than by Death or Disability. In the event that the employment of an Optionee with a Participating Company is terminated for any reason (other than death or Permanent and Total Disability), any installments under the Option which have not accrued as of the employment termination date shall expire and become unexercisable as of the employment termination date. All Accrued Installments as of the employment termination date shall remain exercisable only within such period of time as the Board may determine, but in no event shall any Accrued Installments remain exercisable for a period in excess of three (3) months following the employment termination date or for a period in excess of the original Option Termination Date, whichever is earlier.

     (d) Leave of Absence. In the case of any employee on an approved leave of absence, the Committee may make such provision respecting continuance of the Option as the Board deems appropriate, except in no event shall an Option be exercisable after the original Option Termination Date.

     (e) Death or Permanent and Total Disability of Optionee While Employed. In the event that the employment of an Optionee with a Participating Company is terminated by reason of death or Permanent and Total Disability, any unexercised Accrued Installments of Options granted hereunder to such Optionee shall expire and become unexercisable as of the earlier of:

               (i)  The applicable Option Termination Date; or

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              (ii)  The first anniversary of the date of termination of
                    employment of such Optionee by reason of his death or Permanent and Total Disability. Any such Accrued Installments of a deceased Optionee may be exercised prior to their expiration only by the person or persons to whom the Optionee's Option rights pass by will or by laws of descent and distribution. Any Option installments under such a deceased or disabled Optionee's Option that have not accrued as of the date of the employee's termination of employment due to death or Permanent and Total Disability shall expire and become unexercisable as of said employment termination date.

     6.04. Method of Exercise. An Option may be exercised in accordance with this Section 6.04 as to all or any portion of the Units covered by an Accrued Installment of the Option from time to time during the applicable option period, except that an Option shall not be exercisable with respect to fractions of a Unit. Options may be exercised, in whole or in part, by giving written notice of exercise to the General Partner, which notice shall specify the number of Units to be purchased. Such notice shall be accompanied by payment in full of the purchase price in accordance with Section 6.05. No Units shall be issued until full payment has been made and the Optionee has satisfied such other conditions as may be required by this Plan; as may be required by applicable law, rules, or regulations; or as may be adopted by the Committee.

     6.05. Payment of Option Exercise Price.

           (a) Except as otherwise provided in Section 6.05(b), the entire option exercise price shall be paid in full at the time the Option is exercised.

           (b) In the discretion of the Board, an Optionee may elect to pay for all or some of the Optionee's Units with Units previously acquired and owned at the time of exercise by the Optionee, subject to all restrictions and limitations of applicable law, rules, and regulations. Such payment shall be made by delivery of certificates representing Units, duly endorsed or with duly signed stock power attached, such Units to be valued at the last reported sale price of the Units on the American Stock Exchange on the day immediately preceding the day of exercise or, if such Units are not then listed on such stock exchange, on such basis as the Board shall determine.

     6.06. Options Not Transferable. Options granted under this Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily by operation of law, other than by will or the laws of descent or distribution, and may be exercised during the lifetime of an Optionee only by such Optionee.

     6.07. Restrictions on Issuance of Units.

           (a) No Units shall be issued and delivered upon exercise unless and until there shall have been full compliance with all applicable listing requirements of the Securities Act of 1933, all applicable listing requirements of any national securities

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exchange on which Units are then listed, and any other requirement of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Partnership to obtain any required permits, authorizations, or approvals necessary for the lawful issuance and sale of any Units hereunder on terms deemed reasonable by the Board shall relieve the Partnership, the General Partner, the Board, and any Committee of any liability in respect of the nonissuance or sale of such Units as to which such requisite permits, authorizations, or approvals shall not have been obtained.

           (b) As a condition to the granting and the exercise of any Option, the Board may require the person receiving or exercising such Option to make any representation and/or warranty to the General Partner and the Partnership as may be required under any applicable law or regulation, including but not limited to, a representation and warranty that the Option and/or Units are being acquired only for investment and without any present intention to sell or distribute such Units if such a representation is required under the Securities Act of 1933 or any other applicable law, rule, or regulation.

     6.08. Adjustments Upon Changes In Capitalization. If the outstanding Units are increased, decreased, changed into or exchanged for a different number or kind of interests in the Partnership through reorganization, recapitalization, reclassification, unit dividend, unit split or reverse unit split, upon proper authorization of the Board an appropriate and proportionate adjustment shall be made in the number or kind of Units, and the per-Unit option price thereof, which may be issued in the aggregate and to individual Optionees under this Plan upon exercise of Options granted under the Plan; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Board determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted hereunder or the holders of Units or other classes of the Partnership's securities.

     6.09. Taxes. The Options granted hereunder are intended to be nonstatutory options not qualifying for special tax treatment under Sections 421 through 423 of the Internal Revenue Code of 1954. The Board shall make such provisions and take such steps as it deems necessary or appropriate for the withholding of any federal, state, local and other tax required by law to be withheld with respect to the grant or exercise of an Option under the Plan, including, but without limitation, the deduction of the amount of any such withholding tax from any amount payable to an Optionee by any member of the Participating Companies, or requiring an Optionee (or the Optionee's beneficiary or legal representative) as a condition of granting an Option to pay to any member of the Participating Companies any amount required to be withheld, or to execute such other documents as the Board deems necessary or desirable in connection with the satisfaction of any applicable withholding obligation.

                                  Article VII

                               Employment Matters

     7.01. No Employment Rights. Nothing in this Plan or in any Option Agreement shall be construed to create any contract of employment between any of the
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Participating Companies and any Eligible Person or confer upon any Eligible
Person any right to continue in the employ of any of the Participating Companies. The Participating Companies shall have the right to deal with their respective employees in the same manner as if the Plan or any Option Agreement did not exist, (including without limitation, the hiring, discharge, compensation and conditions of employment of employees). Unless otherwise expressly set forth in a separate employment agreement between a Participating Company and an Eligible Person, the employment of an Eligible Person by such Participating Company is at-will, and the Participating Company may terminate such Eligible Person's employment by such Participating Company at any time for any reason, with or without cause.

     7.02. Determination of Employment Status. Any disputes as to whether and when there has been termination of an Eligible Person's employment, and the reason for such termination, shall be determined by the Board in its sole discretion, and the Board's determination shall be final and binding.

     7.03. No Rights as a Limited Partner. No Optionee shall have the rights of a Unitholder with respect to Units subject to Option until the Optionee is admitted as a Unitholder of the Partnership upon the exercise, in whole or in part, of an Option granted hereunder.

                                  Article VIII

                        Amendment or Termination of Plan

     8.01. Board Authority. The Board may amend, alter, and/or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan in the following respects without the approval of Unitholders holding a majority in interest in the Partnership:

               (i) To increase the maximum number of Units available for grant under the Plan;

              (ii) To provide for the administration of the Plan other than by the Board or a Committee;

             (iii) To change the manner of determining the option exercise price;

              (iv) To change the classes of Eligible Persons or Participating Companies; or

               (v)  To extend the maximum Option period or the term of the Plan.

     8.02. Limitation on Board Authority. The Board may amend the terms of any Option previously granted, prospectively or retroactively, and amend the Plan in accordance with the provisions of Section 8.01; provided, however, that no amendment of the Plan or of any Option Agreement shall affect in a material and adverse manner Options granted prior to the date of any such amendment without the consent of any Optionee holding any such affected Options.

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                                   Article IX

                               General Provisions

     9.01. Notice. Any notice or other communication required or permitted to be given pursuant to the Plan must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be determined to have been given and received when a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mails; it shall be deemed to have been given when delivered to and received by the party to whom addressed. Notice shall be given to Eligible Persons at their most recent addresses shown in the General Partner's records. Notice to the General Partner shall be addressed to the General Partner at the address of the General Partner's principal executive offices, to the attention of the President of the General Partner.

     9.02. Governing Law. This Plan shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Texas applicable to agreements made and to be performed wholly within the State of Texas.

     In witness whereof, pursuant to the due authorization and adoption of this Plan by the Board on March 24, 1987, the Partnership has caused this Plan to be adopted, effective as of the date of such Board action.

                         FFP PARTNERS, L.P.
                         By: FFP Partners Management Company, Inc.,
                             General Partner


                             By:      /s/Billy R. Delp
                                 -----------------------------
                                 Billy R. Delp, President


                             By:      /s/Steven B. Hawkins
                                 -----------------------------
                                 Steven B. Hawkins, Secretary

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